UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2005

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On March 4, 2005, Aon Corporation (“Aon”) and its subsidiaries and affiliates (collectively, the “Company”) entered into an agreement (the “Settlement Agreement”) with the Attorney General of the State of New York, the Superintendent of Insurance of the State of New York, the Attorney General of the State of Connecticut, the Illinois Attorney General and the Director of the Division of Insurance, Illinois Department of Financial and Professional Regulation (collectively, the “State Agencies”) to resolve all the issues related to investigations conducted by the State Agencies.

The material terms of the Settlement Agreement are as follows:

1.               The Company will pay $190 million into a fund (the “Fund”) to be distributed to certain eligible policyholder clients.  These payments are in full satisfaction of the Company’s obligations under the Settlement Agreement and the State Agencies have agreed not to impose any other financial obligation or liability on the Company related to the lawsuits.  No portion of the payments by the Company is considered a fine or penalty.  The Company will make payments into the Fund as follows:

•                  On or before September 1, 2005, the Company shall pay $76 million into the Fund.

•                  On or before September 1, 2006, the Company shall pay $76 million into the Fund.

•                  On or before September 1, 2007, the Company shall pay $38 million into the Fund.

2.               The Fund, plus interest, will be used to compensate the Company’s eligible policyholder clients according to procedures set out in the Settlement Agreement.  No amount paid to the Fund will be returned to Aon under any circumstances.

3.               On or before June 30, 2005, the Company will calculate, in accordance with a formula approved by the State Agencies, the amount that each policyholder client is eligible to receive from the Fund.  Clients eligible to participate in the Fund are those U.S. clients that engaged the Company to place, renew, consult on or service insurance with inception or renewal dates between January 1, 2001 through December 31, 2004 (the “Relevant Period”) where such placement, renewal, consultation or servicing resulted in contingent commissions or overrides recorded by Aon during the Relevant Period (the “Eligible Policyholders”).

4.               On or before June 30, 2005, the Company must send a notice to each Eligible Policyholder setting forth, among other things, the amount it will be paid from the Fund if it elects to participate (a “Participating Policyholder”).  Participating Policyholders must tender a release of claims against the Company arising from acts, omissions, transactions or conduct that are the subject of the lawsuits.

5.               On November 30, 2005, September 30, 2006 and September 30, 2007, each Participating Policyholder shall receive from the Fund as much of that Participating Policyholder’s aggregate share of the Fund as possible with the monies then available in the Fund.

6.               In the event that an Eligible Policyholder elects not to participate or otherwise does not respond by October 30, 2005 (a “Non-Participating Policyholder”), that client’s allocated share may be used by the Company to satisfy any pending or other claims asserted by clients relating to the matters covered by the Settlement Agreement.  In no event shall a distribution be made from the Fund to any other client until all Participating Policyholders have been paid, nor shall total payments to any Non-Participating Policyholder exceed 80% of that policyholder’s original allocated share.  If any funds remain in the Fund as of October 1, 2007 such funds shall be distributed pro rata to the Participating Policyholders by November 1, 2007.

7.               In no event shall any of the amounts paid into the Fund be used to pay attorneys’ fees.

8.               Within 60 days of the date of the Settlement Agreement, the Company shall commence the implementation of certain business reforms, including the following:

•                  To accept only a specific fee to be paid by the client, a specific percentage commission on premium to be paid by an insurer set at the time of purchase, renewal, placement or servicing of an insurance policy, or a combination of both.

•                  To fully disclose in plain, unambiguous written language commissions in either dollars or percentage amounts.

•                  Not to accept any other valuable compensation or consideration from an insurer other than as stated above, including contingent compensation and any compensation or preference in connection with the selection of insurers from which to solicit bids for clients.

•                  Not to request or accept from any insurer any false, fictitious or inflated quote, or quote that does not represent the insurers' best evaluation at the time of the minimum premium the insurer would require to bind the insurance coverage sought by the client.

•                  Not to request or accept from any insurer any promise or commitment for the use of our services, including reinsurance brokerage, conditioned upon any arrangement to provide preferential treatment for any insurer.

•                  Not to place, renew or service a client’s business through a wholesale broker unless agreed to by the client after full disclosure of all the compensation to be received, any interest we may have in the wholesale broker, and any alternative to using the wholesaler broker.

•                  To fully disclose to each client all quotes received in connection with coverage of the client’s risk with all terms and all commissions to be received for each quote, and to provide disclosure of and obtain clients written consent to all compensation arrangements.

•                  To disclose to each client at the end of each year all compensation received during the preceding year from any insurer or third party in connection with the client’s policy.

•                  To implement company-wide written standards of conduct regarding compensation from insurers consistent with the terms of the settlement and institute appropriate training of employees, including business ethics, professional obligations, conflicts of interest, antitrust and trade practices compliance and record keeping.

•                  To establish a Compliance Committee of our Board of Directors that will monitor our compliance with the standards of conduct regarding compensation.

•                  To maintain a record of all complaints regarding compensation from any insurer, and provide such record to the Compliance Committee.

•                  To file annual reports with New York and Illinois for five years.

9.               The Company shall not, directly or indirectly, seek or accept indemnification pursuant to any insurance policy or other reimbursement with respect to any amounts payable under the Settlement Agreement.

The foregoing summary is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed herewith.

Item 8.01.  Other Events.

On March 4, 2005, Aon Corporation issued a press release announcing the execution of the Settlement Agreement.  A copy of the press release is attached to this Report as an exhibit.  The press release briefly addresses the financial impact of the Settlement Agreement.  Certain revised financial statement information showing the impact of the Settlement Agreement on Aon is attached to this Report as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(a)—(b)                              Not applicable.

(c)                                                          Exhibits:

Exhibit Number	Description of Exhibit
10.1

Agreement Among the Attorney General of the State of New York, the Superintendent of Insurance of the State of New York, the Attorney General of the State of Connecticut, the Illinois Attorney General, the Director of the Division of Insurance, Illinois Department of Financial and Professional Regulation, and Aon Corporation and its subsidiaries and affiliates dated March 4, 2005.

99.1	Press Release issued by the Company on March 4, 2005.

99.2	Consolidated Summary of Operations – Revised for Provisions of Settlement Agreement for (i) the quarters ended December 31, 2004 and 2003 and (ii) the years ended December 31, 2004 and 2003.

99.3	Segments – Fourth Quarter Continuing Operations — Revised for Provisions of Settlement Agreement for the quarters ended December 31, 2004 and 2003.

99.4	Segments – Year-to-date Continuing Operations — Revised for Provisions of Settlement Agreement for the twelve months ended December 31, 2004 and 2003.

99.5	Corporate and Other – Continuing Operations — Revised for Provisions of Settlement Agreement for (i) the quarters ended December 31, 2004 and 2003 and (ii) the years ended December 31, 2004 and 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Patrick G. Ryan
Patrick G. Ryan
Chairman and Chief Executive Officer

Date: March 7, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1

Agreement Among the Attorney General of the State of New York, the Superintendent of Insurance of the State of New York, the Attorney General of the State of Connecticut, the Illinois Attorney General, the Director of the Division of Insurance, Illinois Department of Financial and Professional Regulation, and Aon Corporation and its subsidiaries and affiliates dated March 4, 2005.

99.1	Press Release issued by the Company on March 4, 2005.

99.2	Consolidated Summary of Operations – Revised for Provisions of Settlement Agreement for (i) the quarters ended December 31, 2004 and 2003 and (ii) the years ended December 31, 2004 and 2003.

99.3	Segments – Fourth Quarter Continuing Operations – Revised for Provisions of Settlement Agreement for the quarters ended December 31, 2004 and 2003.

99.4	Segments – Year-to-date Continuing Operations – Revised for Provisions of Settlement Agreement for the twelve months ended December 31, 2004 and 2003.

99.5	Corporate and Other – Continuing Operations – Revised for Provisions of Settlement Agreement for (i) the quarters ended December 31, 2004 and 2003 and (ii) the years ended December 31, 2004 and 2003.